UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October [3], 2003

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


  Delaware                        1-3122                      13-5549268
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(State or Other Jurisdiction  (Commission File                (IRS Employer
      of Incorporation)            Number)                 Identification No.)


40 Lane Road, Fairfield, New Jersey                               07004
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 (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On September 8, 2003, Covanta Energy Corporation ("Covanta") and its affiliated debtors (together with Covanta, the "Debtors") filed a proposed Joint Plan of Reorganization (as amended, the "Plan of Reorganization"), a proposed Joint Plan of Liquidation (as amended, the "Plan of Liquidation") a related draft Disclosure Statement (as amended, the "Disclosure Statement") and a related draft Short-Form Disclosure Statement (as amended, the "Short-Form Disclosure Statement") with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On September 24, 2003, certain of the Debtors originally subject to the Plan of Reorganization filed a proposed First Amended Heber Debtors' Joint Plan of Reorganization (as amended, the "Heber Plan of Reorganization," and with the Plan of Reorganization and Plan of Liquidation, the "Plans"), with the Bankruptcy Court.

         Bankruptcy law does not permit solicitation of votes for a Chapter 11 plan until the Bankruptcy Court approves a disclosure statement relating to such Chapter 11 plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtors and the condition of the debtors' books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about such Chapter 11 plan. On October 3, 2003, the Bankruptcy Court entered an order (the "Order") approving the Disclosure Statement as containing adequate information, as such term is defined in Section 1125 of Chapter 11 of the United States Bankruptcy Code, and approving a process for solicitation of votes from holders of claims who are entitled to vote (the "Claimholders") on whether to accept the Plan of Reorganization and Plan of Liquidation. Because no holders of claims against the Heber Debtors are impaired by the Heber Reorganization Plan (except for such holders who are insiders or affiliates), the Heber Debtors are not required to solicit votes for the Heber Plan of Reorganization. On October 17, 2003, the Debtors mailed solicitation packages (the "Solicitation Packages") to Claimholders and other parties in interest pursuant to the Order. Copies of the versions of the Plan of Reorganization, Plan of Liquidation, Heber Plan of Reorganization, Disclosure Statement and Short-Form Disclosure Statement as included in the Solicitation Packages are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5 respectively.

         The Bankruptcy Court has scheduled a hearing for confirmation of the Heber Plan of Reorganization on November 19, 2003 and a hearing for confirmation of the Plan of Reorganization and Plan of Liquidation on December 3, 2003. Claimholders entitled to vote to accept or reject the Plan of Reorganization and/or the Plan of Liquidation must submit their ballots on or before November 18, 2003 at 4 pm (Prevailing Eastern Time). Claimholders who are entitled to vote to accept or reject the Plan of Reorganization and/or the Plan of Liquidation should obtain and read the Disclosure Statement prior to voting to accept or reject such Plan or Plans. The Debtors (except for Covanta Warren Energy Resource Co., L.P., which is not subject to any of the Plans) will emerge from Chapter 11 if and when the Plans receive the requisite Claimholder approval and are confirmed by the Bankruptcy Court.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

         Exhibit 2.1 Debtors' First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code.

         Exhibit 2.2 Debtors' First Amended Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code.

         Exhibit 2.3 Heber Debtors' Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code.

         Exhibit 2.4 Disclosure Statement with Respect to Reorganizing Debtors' Joint Plan of Reorganization, Heber
                           Debtors' Joint Plan of Reorganization and Liquidating Debtors Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code.

         Exhibit 2.5 Short-Form Disclosure Statement with Respect to Reorganizing Debtors' Joint Plan of Reorganization, Heber Debtors' Joint Plan of Reorganization and Liquidating Debtors Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 23, 2003

                                    COVANTA ENERGY CORPORATION


                                    By: /s/ Timothy J. Simpson
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                                    Name:  Timothy J. Simpson
                                    Title: Vice President, Associate General
                                           Counsel and Assistant Secretary